UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 8, 2024

Date of Report (Date of earliest event reported)

PLAYAGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 S. Edmond St., Ste #300
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2024, PlayAGS, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bingo Holdings I, LLC, a Delaware limited liability company (“Parent”) and an affiliate of Brightstar Capital Partners, and Bingo Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Company’s board of directors (the “Company Board”) unanimously approved the Transactions and resolved to recommend that the Company stockholders approve the Merger Agreement and the Transactions at a meeting of its stockholders.

At the effective time of the Merger (the “Effective Time”), each:

(i)

share of common stock, par value $0.01 per share, of the Company (the “Shares”) outstanding as of immediately prior to the Effective Time (except for Shares (A) held by the Company (including in the Company’s treasury) or any direct or indirect wholly owned subsidiary of the Company; and (B) held by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, which will be cancelled and retired for no consideration) will automatically be canceled and cease to exist and converted into the right to receive $12.50 in cash, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable law;

(ii)

option to purchase Shares (each, a “Company Option”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of the Merger Consideration over the per share exercise price for such Company Option, less applicable tax withholdings;

(iii)

restricted stock unit award which vests based solely upon continued employment or service (each, an “RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of Shares underlying such RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(iv)

restricted stock unit award which vests based on either solely the achievement of performance goals or both the achievement of performance goals and continued employment or service (each, a “PSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of Shares (determined without regard to future employment or service vesting requirements) issuable in settlement of such PSU immediately prior to the Effective Time, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(v)

phantom stock unit award which vests based solely upon continued employment or service (each, a “PhSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of units underlying such PhSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings; and

(vi)

phantom stock unit award which vests based on both the achievement of performance goals and continued employment or service (each, a “PPhSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of units (determined without regard to future employment or service vesting requirements) underlying such PPhSU immediately prior to the Effective Time, multiplied by (B) the Merger Consideration, less applicable tax withholdings.

Concurrently with the execution of the Merger Agreement, Parent obtained equity and debt financing commitments for the Transactions. Funds affiliated with Brightstar Capital Partners (such funds, collectively, the “Investors”) have delivered an equity commitment letter (the “Equity Commitment Letter”) to Parent, pursuant to which, the Investors have committed to provide Parent, on the terms and subject to the conditions set forth in the Equity Commitment Letter, an aggregate equity commitment to fund a portion of the payment of the aggregate Merger consideration and other amounts required to be paid under the Merger Agreement (the “Equity Financing”). Barclays Bank PLC, Citizens Bank, N.A. and Jefferies Finance LLC are parties to a debt commitment letter (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”) delivered to Parent and have agreed to provide, on the terms and subject to the conditions set forth in the Debt Commitment Letter, certain debt financing to fund a portion of the payment of the aggregate Merger consideration and other amounts required to be paid under the Merger Agreement (the “Debt Financing”, and together with the Equity Financing, collectively, the “Financing”). The Financing, when funded in accordance with the terms of the Commitment Letters, will provide Parent, when taken together with the non-restricted cash, cash equivalents or other immediately available sources of cash funds held by or available to Parent, Merger Sub or the Company that are not subject to any further conditions, approvals or consents to use such funds (except as otherwise set forth in the Merger Agreement), with sufficient available funds to fund the payment of (i) the aggregate Merger consideration and (ii) all other amounts required to be paid at or prior to the consummation of the Transactions and all fees, costs and expenses of or payable by Parent and Merger Sub in connection with the Transactions and the Financing, in each case in accordance with the Merger Agreement at the closing of the Transactions. The Transactions are not subject to a financing condition. In addition, concurrently with the execution of the Merger Agreement, the Investors have entered into a limited guarantee, pursuant to which the Investors have agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with Parent’s debt financing and pay certain other amounts required under the Merger Agreement, up to an aggregate cap of $45,200,000.

Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Company’s receipt of the approval of the Company’s stockholders representing a majority of the voting power of the outstanding Shares (the “Company Required Vote”); (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) absence of any legal requirement, order or injunction enjoining or otherwise prohibiting the consummation of the Merger; and (iv) receipt of certain gaming regulatory approvals.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Merger Agreement also includes covenants requiring the Company not to (i) solicit, initiate, or knowingly facilitate, or knowingly encourage (including by way of furnishing non-public information) any acquisition proposal or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, or (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other person any non-public information relating to the Company or its business, properties, assets, books, records or other non-public information, among other prohibitions and subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an acquisition proposal if the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such acquisition proposal either (x) constitutes a superior offer or (y) could reasonably be expected to lead to a superior offer, and the failure to explore such alternative acquisition proposal could reasonably be expected to lead to a breach of its fiduciary duties under applicable legal requirements. The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the Company Required Vote.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee, including if the Merger Agreement is terminated due to (i) the Company accepting a superior offer or (ii) the Company Board’s withdrawal of its recommendation of the Merger, in which case the termination fee payable by the Company to Parent will be $9,700,000 until June 22, 2024, at which point the termination fee payable by the Company to Parent will be $19,300,000. The Merger Agreement further provides that Parent will be required to pay the Company a termination fee of $38,600,000 in the event that the Merger Agreement is terminated under certain specified circumstances, including if the Merger Agreement is terminated by the Company following (i) Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement or (ii) Parent or Merger Sub’s material breach of their representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied. Parent may also be required to pay the Company a termination fee of $24,800,000 in the event that the Merger Agreement is terminated due to the failure to obtain gaming regulatory approvals in the circumstances specified in the Merger Agreement.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by May 8, 2025, subject to either party’s ability to extend for up to two additional 90-day periods (the “Outside Date”) if the Transactions have not been consummated.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement, and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; and (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements relating to the Merger and other relevant documents. Promptly after filing the definitive proxy statement with the SEC, the definitive proxy statement and a proxy card will be mailed to the Company’s stockholders entitled to vote as of the record date to be established for voting on the Merger and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY

OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE TRANSACTIONS, INCLUDING THE MERGER. When the documents are available, investors and security holders may obtain free copies of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger on the SEC’s web site at www.sec.gov, on the Company’s website at https://investors.playags.com/financial-information/sec-filings or by contacting the Company’s Investor Relations via email at https://investors.playags.com/investor-resources/contact-investor-relations/.

Participants in the Solicitation

The Company and its directors and its executive officers, may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Transactions. Information regarding the Company’s directors and its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, in the Company can be found under the captions “The Board of Directors,” “Executive Officers,” and “Section 16(a) Beneficial Ownership Reporting Compliance” contained in the Company’s 2024 annual proxy statement filed with the SEC on April 29, 2024 (the “2024 Proxy Statement”). To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the timing, completion and effects of the Transactions. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” and “ongoing,” or the negatives of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including, but not limited to, risks and uncertainties related to: the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Transactions, including with respect to the approval of the Company’s stockholders; potential delays in consummating the Transactions; the ability of the Company to timely and successfully achieve the anticipated benefits of the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Transactions on the Company’s business relationships, operating results and business generally; costs related to the Transactions; the outcome of any legal proceedings that may be instituted against the Company, Brightstar or any of their respective directors or officers related to the Merger Agreement or the Transactions; and the impact of these costs and other liabilities on the cash, property, and other assets available for distribution to the Company’s stockholders. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most annual and quarterly reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on the Company’s web page at https://investors.playags.com/financial-information/sec-filings.

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

7.01 Regulation FD Disclosure.

On May 9, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of May 8, 2024, by and among PlayAGS, Inc., a Nevada corporation, Bingo Holdings I, LLC, a Delaware limited liability company, and Bingo Merger Sub, Inc., a Nevada corporation.

99.1	Joint Press Release, dated as of May 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlayAGS, Inc.

By:	/s/ Kimo Akiona
Kimo Akiona
Chief Financial Officer

Date: May 9, 2024